EXHIBIT 32: Rule 13a-14(b) Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of China Hefeng Rescue Equipment, Inc. (the “Company”) certify that:

1.           The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2103 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

 2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 14, 2013	/s/ Zhengyuan Yan
Zhengyuan Yan, Chief Executive Officer

May 14, 2013	/s/ Wenqi Yao
Wenqi Yao, Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.